                                  EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT is effective as of the 9th day of March, 1999, by and among POWER-CELL, INC., a Colorado corporation ("Purchaser"), Park Pharmacy Corporation, a Texas corporation ("Park") and Joe B. Park, Thomas R. Baker and David W. Frauhiger (the "Selling Shareholders").

                              W I T N E S S E T H:

         WHEREAS, Purchaser is a publicly held corporation that desires to combine with a business which has growth potential;

         WHEREAS, Park has a business plan to acquire independent retail pharmacies and associated home care facilities, if any, and appears to have growth potential; and

         WHEREAS, Purchaser desires to acquire one hundred percent (100%) of the issued and outstanding shares of common stock, $0.0001 par value, of Park Pharmacy Corporation (the "Park Common Stock") owned by the Selling Shareholders in exchange for shares of Series A Preferred Stock, $0.001 par value, of Purchaser (the "Power Preferred Stock") in a tax-free transaction pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986;

         NOW, THEREFORE, for and in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions set forth herein, the parties hereto agree as follows:


                                    ARTICLE I
                                PURCHASE AND SALE

         1.01 Sale and Purchase of Stock. Subject to and upon the terms and conditions contained herein, at the Closing (as hereinafter defined), the Selling Shareholders shall sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase, accept and acquire from the Selling Shareholder the Park Common Stock owned by them. Purchaser shall purchase, accept and acquire from the Selling Shareholder in the aggregate 7,600,000 shares of Park Pharmacy Corporation common stock.

         1.02 Closing. The closing of the transaction contemplated hereby (the "Closing") shall occur within ten (10) days after the approval of this Agreement by the shareholders of Purchaser. The Closing shall occur in the offices of Purchaser or at such other place as shall be mutually agreed to in writing by the parties hereto.

         1.03 Purchase Price. In consideration of the shares of Park Common Stock to be purchased from the Selling Shareholders, Purchaser at the Closing shall deliver to Selling

Shareholders one or more certificates representing an aggregate of 2,567,816 shares of Power Series A Preferred Stock, free and clear of any liens, encumbrances or charges whatsoever, subject to the restrictive legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE COMPANY RECEIVES AN OPINION FROM COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED FOR SALE OR TRANSFER OR THAT THE SHARES HAVE BEEN LEGALLY SOLD IN BROKER TRANSACTIONS PURSUANT TO RULE 144 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION PROMULGATED UNDER THE SECURITIES ACT OF 1933.

A description of terms of the Series A Preferred Stock is attached as Exhibit 1.03.

         1.04 Instruments of Transfer; Further Assurances. In order to consummate the transaction contemplated hereby, the following documents and instruments shall be delivered:

                  (a) Documents from Selling Shareholder. Selling Shareholders shall deliver to Purchaser at the Closing one or more stock certificates representing in the aggregate the number of shares of Park Common Stock owned by them plus a duly executed stock power or other instrument of transfer for each such stock certificate.

                  (b) Documents from Purchaser. Purchaser shall deliver to Selling Shareholders at the Closing one or more stock certificates representing in the aggregate the number of shares of Power Preferred Stock to which such Selling Shareholders are entitled, to be in such denominations as shall be requested by Selling Shareholders not less than three (3) business days prior to the Closing Date.

                  (c) Further Documents. At the Closing, and at all times thereafter as may be necessary (i) Selling Shareholders shall execute and deliver to Purchaser such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the shares the Park Common Stock owned by them and to comply with the purposes and intent of this Agreement, and (ii) Purchaser shall execute and deliver to Selling Shareholder such other instruments as shall be reasonably necessary or appropriate to comply with the purposes and intent of this Agreement.

                                   ARTICLE II
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Purchaser represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

         2.01 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         2.02 Authorization and Validity. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been or will be prior to Closing duly authorized by Purchaser. This Agreement constitutes or will constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         2.03 No Violation. Neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound or to which the assets of Purchaser are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser. Purchaser has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports. Purchaser possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

         2.04 Disclosure. No representation or warranty by Purchaser in this Agreement nor any statement or certificate furnished or to be furnished by it pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or necessary in order to provide Park and the Selling Shareholders with complete and accurate information.

         2.05 Consents. There is no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Purchaser.

         2.06 Compliance with Laws. There are no existing violations of any applicable federal, state or local law or regulation that could materially adversely affect the property or business of Purchaser and there are no known, noticed or threatened violations of any zoning, building, fire, safety or wage and hour laws or regulations.

         2.07 Litigation. Purchaser has not had any legal action or administrative proceeding or investigation instituted or, to the best of the knowledge of Purchaser, threatened against or affecting any of the assets or business of Purchaser. Purchaser is not (a) subject to any continuing court or administration order, writ, injunction or decree applicable specifically to Purchaser or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. Purchaser knows of no basis for any such action, proceeding or investigation.

         2.08 Tax Returns. Purchase has prepared and filed, or has caused to be prepared and filed, with the appropriate United States, state and local government agencies, and all political subdivisions thereof, all tax returns required to be filed by, on behalf of or on account of the operations of Purchaser and has paid or caused to be paid all assessments shown to be due and claimed to be due on such tax returns.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PARK
                          AND THE SELLING SHAREHOLDERS

         Park and the Selling Shareholders, jointly and severally, represent and warrant that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

         3.01 Organization and Good Standing. Park is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with all requisite power and authority to carry on the business in which it is engaged and to own the properties it owns. Park is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

         3.02 Authorization and Validity. The execution, delivery and performance of this Agreement by Park and the consummation of the transactions contemplated hereby have been or will be prior to Closing duly authorized by Park. This Agreement constitutes or will constitute legal, valid and binding obligations of Park, enforceable against Park in accordance with its terms. This Agreement constitutes the valid and binding agreement of the Selling Shareholders, enforceable in accordance with its terms.

         3.03 Financial Statements. Park has furnished to Purchaser Park's audited balance sheet and related statements of income and changes in financial position at September 30, 1998 (the "Park Financial Statements"). The Park Financial Statements fairly present the financial condition and results of operations of Park as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles.

         3.04 No Violation. Neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Park or any agreement, indenture or other instrument under which Park is bound or to which any of the assets of Park are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Park or the properties or assets of Park. Park has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports. Park possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

         3.05 Compliance with Laws. There are no existing violations of any applicable federal, state or local law or regulation that could materially adversely affect the property or business of Park and there are no known, noticed or threatened violations of any pharmacy, zoning, building, fire, safety, discrimination or wage and hour laws or regulations.

         3.06 Disclosure. No representation or warranty by Park or the Selling Shareholders in this Agreement nor any statement or certificate furnished or to be furnished by it or them pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or necessary in order to provide Purchaser with complete and accurate information.

         3.07 Tax Returns. Park has prepared and filed, or has caused to be prepared and filed, with the appropriate United States, state and local government agencies, and all political subdivisions thereof, all tax returns required to be filed by, on behalf of or on account of, the operations of Park and has paid or caused to be paid all assessments shown to be due and claimed to be due on such tax returns.

                                   ARTICLE IV
                                PARK'S COVENANTS

         Park agrees that on or prior to the Closing:

         4.01 Business Operations. Park shall operate its business only in the ordinary course and Park shall use its best efforts to preserve the business of Park intact, to retain its present customers and suppliers so that they will be available to Purchaser after the Closing and to cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions. Park shall not take any action that might impair the business or assets of Park without the prior consent of Purchaser or take or fail to take any action that would cause or permit the representations made in Article III hereof to be inaccurate at the time of Closing or preclude Park from making such representations and warranties at the Closing.

         4.02 Access. Park shall permit Purchaser and its authorized representatives full access to, and make available for inspection, all of the assets and business of Park, including Park's employees, customers and suppliers, and Park shall furnish Purchaser all documents, records and information with respect to the affairs of Park as Purchaser and its representatives may reasonably request.

         4.03 Material Change. Prior to the Closing, Park shall promptly inform Purchaser in writing of any material adverse change in the condition of the business of Park. Notwithstanding the disclosure to Purchaser of any such material adverse change, Park shall not be relieved of any liability for, nor shall the providing of such information by Park to Purchaser be deemed a waiver by Purchaser of, the breach of any representations or warranty of Park contained in this Agreement.

                                    ARTICLE V
                              PURCHASER'S COVENANTS

         Purchaser agrees that on or prior to the Closing:

         5.01 Access. Purchaser shall permit Park and its authorized representatives full access to, and make available for inspection, all of the assets and business of Purchaser, and Purchaser shall furnish Park all documents, records and information with respect to the affairs of Purchaser as Park and its representatives may reasonably request.

         5.02 Sales of Stock. Except as stated on Schedule 5.03, Purchaser will not without Park's prior written consent, after the date hereof, issue any shares of its common stock nor will it issue or enter into an agreement to issue any securities, rights, subscriptions, warranty or options to purchase shares of its common stock or preferred stock or which are convertible into shares of its common stock or preferred stock in whole or in part.

         5.03 Material Change. Prior to the Closing, Purchaser shall promptly inform Park in writing of any material adverse change in the condition of the business of Purchaser. Notwithstanding the disclosure to Park of any such material adverse change, Purchaser shall not be relieved of any liability for, nor shall the providing of such information by Purchaser to Park be deemed a waiver by Park of, the breach of any representation or warranty of Purchaser contained in this Agreement.

         5.04 Approvals of Third Parties. As soon as practicable after the execution of this Agreement, but in any event prior to the Closing Date, Purchaser will use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated by this Agreement.

         5.05 Name Change. Prior to or on the date of the Closing, Purchaser shall take all required actions to change its name to PARK PHARMACY CORPORATION.

         5.06 Board Representation. At the closing, the current members of the Board of Directors of Purchaser shall hold a special meeting at which all of the resignations of the directors of Power will be accepted and the new directors of Power, designated by Park, will be elected.

         5.07 Delivery of Corporate Records. At the closing, Purchaser shall deliver to Selling Shareholders all the corporate and business records of Purchaser, including, but not limited to the Minute Book, book of accounts, filings with the SEC and all banking records.

                                   ARTICLE VI
                        PURCHASER'S CONDITIONS PRECEDENT

Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

         6.01 Representations and Warranties. The representations and warranties of Park contained herein shall be true and correct in all material respects as of the Closing, and Purchaser shall not have discovered any material error, misstatement or omission therein. At the Closing, Power shall have received a certificate, dated the date of the Closing, and executed by the President of Park and Selling Stockholders, certifying in such detail as Power may reasonably request as to the accuracy of such representations and warranties and the fulfillment of the obligations and compliance with the covenants referred to in Section 6.02 below as of the Closing.

         6.02 Covenants. Park shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by it prior to or at the Closing.

         6.03 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         6.04 Consents and Approvals. Park shall have obtained, and delivered to Purchaser evidence thereof, all consents and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby.

         6.05 No Material Adverse Change. No material, adverse change in the assets, business operations or financial conditions of Park shall have occurred after the date hereof and prior to the Closing.

         6.06 Representation Letters. On or before the date of the Closing, Power shall have received a representation of investment intent letter from Selling Shareholder confirming his understanding that the Power Preferred Stock to be received by them is restricted and may not be freely resold unless the shares are registered or an exemption from registration is available, as well as such other representations as are reasonably required by Power.

         6.07 Approval of Purchaser's Shareholders. This Agreement shall have been approved by the Board of Directors of Power and by the holders of the majority of the outstanding capital stock of Power.

                                   ARTICLE VII
                  CONDITIONS PRECEDENT OF SELLING SHAREHOLDERS

         Except as may be waived in writing by the Selling Shareholder, the obligations of the Selling Shareholder hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

         7.01 Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the Closing, and the Selling Shareholders shall not have discovered any material error, misstatement or omission therein. At the Closing, Selling Shareholder shall have received a certificate, dated the date of the Closing, and executed by the President of Power, certifying in such detail as Selling Shareholder may reasonably request as to the accuracy of such representations and warranties and the fulfillment of the obligations and compliance with covenants referred to in Section 7.02 as of the Closing.

         7.02 Covenants. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to or at the Closing.

         7.03 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         7.04 Consents and Approvals. Purchaser shall have obtained, and delivered to Park evidence thereof, all consents and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby.

         7.05 No Material Adverse Change. No material, adverse change in the assets, business operations or financial condition of Purchaser shall have occurred after the date hereof and prior to the Closing.

         7.06 Approval of Purchaser's Shareholders. This Agreement and the authorization of the Preferred Shares contemplated by Section 1.03 and Section
7.07 shall have been approved by the holders of the majority of the outstanding capital stock of Power. The terms, conditions, preferences and rights of the Series A Preferred Shares shall be established by the Board of Directors of Power prior to the Closing pursuant to the terms stated in Schedule 1.03, attached hereto.

         7.07 Conversion of Current Shareholders. At the Closing the following current shareholders of Power shall exchange the outstanding Power Common Shares for new issue Series A Preferred Shares of stock of Power set forth opposite their names:


         Shareholder         Current Common Shares     Series A Preferred Shares
         Rudy Marich Trust        1,000,000                      100,000

         JCR Family Trust         1,000,000                      100,000

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

         8.02 Parties in Interest. This Agreement shall be binding on and inure to the benefit of and be enforceable by Selling Shareholders, Park, and the Purchaser, their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided herein.

         8.03 Assignment. Neither this Agreement nor any right created hereby shall be assignable by either party hereto except by Purchaser to a wholly-owned subsidiary of Purchaser.

         8.04 Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         If to Park:

         Thomas R. Baker
         10711 Preston Road, Suite 250
         Dallas, Texas 75230

         If to the Selling Shareholders:

         At the address set forth above.

         If to Purchaser:

         James Rambin, President
         Power-Cell, Inc.
         4032 Bandera Drive
         Plano, Texas 75074

Any party may change its address for notice by written notice given to the other parties.

         8.05 Entire Agreement. This Agreement and the exhibits hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

         8.06 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, Park shall bear all costs and expenses (including attorneys' fees).

         8.07 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         8.08 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas. The parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction with the State of Texas.

         8.09 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         8.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

SELLING SHAREHOLDERS:                               PURCHASER:

                                                    Power-Cell, Inc.

/s/ Joe B. Park                                     /s/ James Rambin
-----------------------------                       ---------------------------
Joe B. Park                                         James Rambin, President


/s/ Thomas R. Baker                                 Park:
-----------------------------
Thomas R. Baker
                                                    Park Pharmacy Corporation

/s/ David W. Frauhiger
-----------------------------
David W. Frauhiger
                                                    /s/ Thomas R. Baker
                                                    ---------------------------
                                                    Thomas R. Baker, President

                    DESCRIPTION OF SERIES A PREFERRED SHARES


         The Board of Directors has designated 5,000,000 Preferred Shares as Series A Preferred, par value $0.001 per share, with the following rights and preferences:

         1. Holders of the Series A Preferred Stock may convert one share of Preferred for ten (10) shares of Common Stock at any time after June 30, 2001, upon delivery of the preferred shares certificate duly endorsed to the offices of the Company.

         2. Holders of the Series A Preferred Stock will not be entitled to receive any dividends.

         3. In case of any voluntary of involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A Preferred Stock will be entitled to receive in full out of the assets of the Company which are available for payment to shareholders, before any amount is paid or distributed among the holders of Common Stock, liquidating distributions in the amount of $10.00 per share. If, upon any liquidation, dissolution or winding up of the Company, the amount payable with respect to the Series A Preferred Stock, and any other stock ranking as to any such distribution on a parity with the Preferred Stock is not paid in full, the holders of the Series A Preferred Stock, and of such other stock, will shares ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further right or claim to any of the remaining assets of the Company.

         4. In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

         5. In the event that the Corporation shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Series A Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Series A Preferred Stock or the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company.

         6. In the event that the Corporation shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

         7. In the event that the Company shall at any time pay any dividend or made any other distribution on its Common Stock in property, other than in cash or in Common Stock of the Corporation, then provision shall be made as part of the terms of such dividend or distribution so that the holder of any Series A Preferred Stock surrendered for conversion after the record date for determination of holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Series A Preferred Stock been converted immediately prior to such record date.

         8. Such adjustments shall be made successively if more than one event listed in subdivisions 4, 5, 6 and 7 shall occur.

         9. The Company is not obligated to redeem the Series A Preferred shares.

         10. At every meeting of the stockholders of the Company, holders of Series A Preferred shares shall be entitled to ten (10) votes for each share of Series A Preferred Stock standing in their name on the books of the Company. The Series A Preferred Stock and any other stock having voting rights shall vote together as one class.

         11. The holders of the Series A Preferred Stock have no preemptive rights.